BRANCH PURCHASE AGREEMENT

                                    between

                               FIRST LEHIGH BANK

                                 as the Seller

                                      and

                          THE QUAKERTOWN NATIONAL BANK

                                as the Purchaser

                                  dated as of

                                 June 20, 1997



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                                TABLE OF CONTENTS

Article I - Transfer of Assets and Assumption of Liabilities

  1.1    Transfer of Assets and Consideration........         5
  1.2    Payment of Premium..........................         6
  1.3    Obligations of the Seller...................         6
  1.4    Short Term Lease of Branch..................         7
  1.5    Assumption Agreement........................         8
  1.6    Customer Records............................         8

Article II - Certain Transitional Matters

  2.1 Certain Transitional Matters...................         8
  2.2 Prorations.....................................        10

Article III - Indemnification

  3.1 Indemnification................................        10

Article IV - Representations and Warranties of Seller

  4.1    Corporate Organization and Power............        12
  4.2    No Violation................................        12
  4.3    Corporate Authority.........................        12
  4.4    Disclosure..................................        12
  4.5    Limitation of Warranties....................        12
  4.6    Internal Revenue Service Reports............        12
  4.7    Taxes.......................................        13

  4.8    Brokers' Fees..............................         13
  4.9    TIN Certification..........................         13
  4.10   Deposit Liabilities........................         13
  4.11   Deposit Insurance..........................         13
  4.12   No Adverse Litigation......................         13
  4.13   Title to Customer Records .................         13

Article V - Representations and Warranties of the Purchaser

  5.1    Corporate Organization ....................         14
  5.2    No Violation ..............................         14
  5.3    Corporate Authority .......................         14
  5.4    No Litigation .............................         14
  5.5    Disclosure ................................         14


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  5.6    Internal Revenue Service Reports............        14
  5.7    Brokers' Fees...............................        15

Article VI - Conduct of Business Pending the Closing Date

  6.1    Conduct of Business.........................        15

Article VII - Obligations of the Parties Prior to and After Closing Date

  7.1    Full Access.................................        16
  7.2    Requirements of Regulatory Authorities......        16
  7.3    Regulatory Application to Effect the
         Purchase of Customer Records and
         Assumption of Liabilities...................        16
  7.4    Further Assurances..........................        16
  7.5    Communications..............................        16
  7.6    Covenant Not To Compete.....................        17
  7.7    Restriction on New Branch...................        18
  7.8    Restriction on Sale of Real Estate..........        18
  7.9    Retirement Plan Accounts....................        18

Article VIII - Conditions to Purchaser's Obligations

  8.1    Representations and Warranties True.........        18
  8.2    Obligations Performed.......................        19
  8.3    No Adverse Litigation.......................        19
  8.4    Certificate of Compliance...................        19
  8.5    Regulatory Approval.........................        19
  8.6    Opinion of Counsel..........................        19
  8.7    No Material and Adverse Changes.............        19
  8.8    Trustee Substitution and Acceptance.........        20

Article IX - Conditions to the Seller's Obligations

  9.1    Representations and Warranties True.........        20
  9.2    Obligations Perfonned.......................        20
  9.3    No Adverse Litigation.......................        20
  9.4    Certificate of Compliance...................        20
  9.5    Regulatory Approval.........................        20
  9.6    Opinion of Counsel..........................        20

Article X - Closing Procedures

  10.1   Closing Date and Place......................        21
  10.2   Procedure at the Closing; Adjustments.......        21
  10.3   Change of Name; Notification of Customers...        22


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Article XI - Termination

  11.1   Methods of Termination......................        23
  11.2   Procedure Upon Termination..................        23
  11.3   Payment of Expenses.........................        24

Article XII - Miscellaneous Provisions

  12.1   Amendment and Modification..................        24
  12.2   Assignment..................................        24
  12.3   Counterparts................................        24
  12.4   Headings....................................        25
  12.5   Survival of Representations and Warranties..        25
  12.6   Payment of Expenses.........................        25
  12.7   Governing Law...............................        25
  12.8   Press Releases, Public Announcements........        25
  12.9   Waiver or Extension.........................        25
  12.10  Addresses for Notices, etc..................        25

  Exhibit A  Bill of Sale
  Exhibit B  Instrument of Assumption of Certain Liabilities

  Schedule 1 Zip Code Areas

  Schedule 2 Deposit Liabilities

  Schedule 3 Form of Customer Records


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                                    PROPOSED
                              BRANCH SALE AGREEMENT

         THIS BRANCH SALE AGREEMENT (the "Agreement") is entered into this 20th day of June, 1997, between First Lehigh Bank, a Pennsylvania chartered bank having its principal office at 500 Main Street, Walnutport, Pennsylvania (the "Seller"), and The Quakertown National Bank, a national banking association having its principal office at 10 North Third Street, Quakertown, Pennsylvania (the "Purchaser").

         WHEREAS, the Seller wishes to sell certain assets and transfer the deposits and certain other liabilities of the branch office operated by it located in Quakertown, Pennsylvania (referred to herein as the "Branch"); and

         WHEREAS, the Seller has established deposit relationships with certain individuals and certain commercial and other entities at the Branch; and

         WHEREAS, the Purchaser wishes to purchase certain assets and assume the deposits and certain other liabilities of the Branch.

         NOW, THEREFORE, in consideration of the foregoing, of the mutual agreements, covenants, representations, warranties and conditions contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and the Purchaser, intending to be legally bound hereby, have agreed and do agree as follows:

                                    ARTICLE I
                TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES

  1.1    Transfer of Assets and Consideration.

         (a) The Seller agrees that, subject to the terms and conditions of this Agreement, it will sell, assign, transfer, convey and deliver to the Purchaser, on the Closing Date (as hereinafter defined), a list of customer information (the "Customer Records") as more fully set forth in Section 1.6 of this Agreement.

         (b) The Purchaser agrees that on the Closing Date, subject to the terms and conditions of this Agreement, and in consideration for the aforesaid sale, assignment, transfer, conveyance and delivery, the Purchaser will assume and agree to pay, perform and discharge deposit liabilities of the Seller that the Purchaser may legally assume which shall consist of:

                           (i)      savings accounts;

                           (ii)     certificates of deposit;


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                           (iii)    negotiable order of withdrawal accounts;

                           (iv)     demand deposit accounts;

                           (v)      money market deposit accounts;

                           (vi) individual retirement accounts and trust deposit accounts that Purchaser may legally assume; and

                           (vii)    other deposits or savings accounts

                  maintained at the Branch, according to their respective terms, as of the close of business on the Closing Date (the "Deposit Liabilities"). The Deposit Liabilities shall exclude (i) deposit accounts maintained at the Branch by deposit holders located outside the geographic service area of Purchaser as described by the list of zip codes attached hereto as Schedule 1, but may include such other deposit accounts as Purchaser shall agree; (ii) deposit accounts identified as having uncollected funds; and (iii) such other accounts as Purchaser, in its discretion, chooses to exclude. Attached hereto as Schedule 2 is a listing of the Deposit Liabilities.

         (c) In consideration of Purchaser's assumption of the Deposit Liabilities on the Closing Date as provided is Section 1.1(b) hereof, on the Closing Date, Seller shall pay to Purchaser that amount (the "Settlement Amount") as is equal to the amount of the Deposit Liabilities, all as more particularly provided in Section 10.2 hereof.

1.2 Payment of Premium. The Purchaser further agrees that on the Closing Date, subject to the terms and conditions of this Agreement, it also shall pay to the Seller a cash premium (the "Cash Premium") in an amount equal to seven and one-half percent (7.5%) of the daily average balance of Deposit Liabilities, including accrued but unpaid interest, as indicated by the general ledger account of the Branch over the thirty (30) day period next preceding the Closing Date, to be assumed by the Purchaser as of the Closing Date. Provided, however, that Purchaser shall pay no Cash Premium on any certificates of deposit with an original maturity of less than one (1) year with balances (excluding accrued interest) in excess of $100,000 per account, brokered deposits, or governmental funds that Seller may have contracted for or become obligated to pay interest on after June 30, 1995. It being expressly understood that such certificates of deposit, brokered deposits, or governmental funds referred to above shall not be subject to the Cash Premium provided for herein.

1.3 Obligations of the Seller. On the Closing Date, the Seller will:

         (a) execute, acknowledge (if appropriate) and deliver to the Purchaser a Bill of Sale, as set forth in Exhibit A, hereto and all such deeds, endorsements, assignments or other instruments of conveyance, assignment end transfer es shall be reasonably necessary or advisable to consummate the sale of the Customer Records to the Purchaser,

                                       -2-



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                  including without limitation, prepaid expenses and the records of the Branch;

         (b) assign, transfer end deliver to the Purchaser such of the following records pertaining to the Deposit Liabilities to be assumed by the Purchaser and any other records related to the operations of the Branch:

                  (i) Signature cards, orders and contracts between the Seller and customers of accounts to be transferred hereunder, taxpayer identification number certifications and records relating thereto;

                  (ii) The form of rules and regulations applicable to the accounts to be transferred hereunder;

                  (iii)    Powers of attorney and Trust Agreements;

                  (iv) Signature authorizations, copies of corporate resolutions and partnership agreements; and

                  (v)      Notices of back-up withholding arrangements.

         The Purchaser agrees that it will preserve and safely keep, for as long as may be required by applicable law, all of the signature cards, orders, contracts, forms, taxpayer identification number certifications, and records hereinabove referred to for the joint benefit of itself and the Seller, and that it will permit the Seller and its representatives to inspect, and make extracts from or copies of, any such signature cards, orders, contracts, forms, taxpayer identification number certifications or records, at any reasonable time with prior notice, and at the expense of the Seller, as shall be reasonably necessary to the Seller for purposes of its records. The Seller agrees that it will preserve and safely keep, for as long as may be required by applicable law, all of the files, books of accounts and records as exist and are in Seller's possession pertaining to the past history of the accounts transferred hereunder, including deposits slips, canceled checks or withdrawal orders, for the joint benefit of itself and the Purchaser, and that it will permit the Purchaser and its representatives to inspect, and make extracts from or copies of, any such files, books of accounts or records, at any reasonable time and at the expense of the Purchaser, as shall be reasonably necessary to the Purchaser for purposes of its records; and

1.4 Short Term Lease of Branch. Purchaser believes that the proposed consolidation of the Branch with and into Purchaser's Quakertown office should be treated as a relocation of the Branch and not as a closing of the branch subject to the 90 day notice requirements and other requirements set forth in he branch closing regulations of the Comptroller of the Currency (the "Branch Closing Regulations"). Accordingly, Purchaser intends to consolidate the Branch with and into its Quakertown office on the Closing Date. However, if the Comptroller of the Currency determines that the proposed consolidation constitutes a closing of the Branch subject to the Branch Closing Regulations, then, in that event, Seller will lease the branch to Purchaser for a term of not more than

                                       -3-



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six (6) months following the Closing Date so that Purchaser will be able to operate the Branch and to provide the 90 day notice required under the Branch Closing Regulations prior to consolidating the branch with and into the Quakertown office. The parties will in this connection enter into a lease (the "Lease") on the Closing Date which will provide for monthly rental payments of $3,120 each (plus utilities and a pro-rated share of real estate taxes, insurance and other expenses required to be paid by Seller) and which will contain such other terms and conditions as may be mutually agreed upon by the parties.

1.5 Assumption Agreement. To evidence the assumption by the Purchaser of the Liabilities end obligations of the Seller assumed pursuant to this Agreement, the Purchaser will execute, acknowledge, and deliver to the Seller, on the Closing Date, an assumption agreement attached hereto as Exhibit B "Instrument of Assumption of Certain Liabilities".

1.6 Customer Records. Seller will provide Purchaser with Customer Records consisting of information in substantially the form of as that shown in Schedule 3 attached hereto.

                                   ARTICLE II
                          CERTAIN TRANSITIONAL MATTERS

2.1 Certain Transitional Matters. Following the Closing Date:

    (a) The Purchaser agrees to pay in accordance with law, up to the collected amount on deposit (and any other funds available by reason of any agreement between the depositor and the Purchaser), all properly drawn and presented checks, drafts and withdrawal orders presented to the Purchaser by mail, over its counters or through the check clearing system of the banking industry, by depositors of the Deposit Liabilities assumed, whether drawn on the checks, withdrawal or draft forms provided by the Seller, or by the Purchaser, and in all other respects to discharge, in the usual course of the banking business, the duties and obligations of the Seller with respect to the balances due and owing to the depositors whose accounts are assumed by the Purchaser.

    (b) If any of such depositors, instead of accepting the obligation of the Purchaser to pay the Deposit Liabilities assumed, shall demand payment from the Seller for all or any part of any such assumed Deposit Liabilities, the Seller shall not be liable or responsible for making such payments. Instead, the Seller shall assume custody of the check or other item presented for payment on an account which has been transferred (including electronic debits), batch such items and make them available to the Purchaser for pick-up at the Seller's location at 1:00 p.m. of the next business day after receipt thereof by the Seller. The Seller shall not, at any time, be liable or responsible for making payment on such items by reason of its obtaining custody of them for transmittal to the Purchaser. Nothing herein shall, however, be construed

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         to relieve the Seller of any liability which it may have for accepting custody of any check or other item presented for payment on any account which has been transferred with the Branch and which the Seller does not timely batch or make such check or items available for pick-up by the Purchaser in accordance with the provisions of this Section. In order to reduce the continuing charges to the Seller through the check clearing system of the banking industry which will result from check forms of the Seller being used after the Closing Date by the depositors whose accounts are assumed, the Purchaser agrees, at its cost and expense, not less than thirty (30) calendar days prior to the Closing Date, to notify depositors, by letter in a form mutually acceptable to Seller and Purchaser, of the Purchaser's assumption of Deposit Liabilities and, at its sole cost and expense and without cost: to depositors, to furnish each depositor of an assumed account with not less than fifty (50) checks on the forms of the Purchaser, with instructions to utilize the Purchaser's checks and to destroy unused checks of the Seller as of the Closing Date. The Seller hereby agrees that after the 30th calendar day following the Closing Date, it shall, with respect to any check or other item presented to it for payment on an account which has been transferred with the Branch, at its sole option either: (i) return such check or other item with reference to the maker thereof; or (ii) assume custody thereof, batch the same and make it available to the Purchaser for pick-up in the manner aforesaid and telephone the Purchaser of the availability of the same for pick-up prior to 1:00 p.m. of the next business day after receipt thereof by the Seller. Purchaser and Seller agree that any courier or telephone cost associated with this processing shall be borne by Purchaser.

    (c) The Purchaser will settle with the Seller any such checks, drafts or orders of withdrawal presented for reimbursement no later than 3:00 p.m. on the business day they are presented by the Seller to the Purchaser.

    (d) For a period of sixty (60) calendar days after the Closing Date, Seller agrees to continue to receive after the Closing on behalf of Purchaser federal recurring payments or ACH transfers currently directed to Seller. Seller agrees to send notice of change with regard to the deposit accounts to which the federal recurring payments or ACH transfers are directed to the sender, upon each receipt of a mis-directed transfer, for a period of sixty (60) days following the Closing Date. Seller also agrees that any daily magnetic tapes or electronic transmissions provided to Purchaser pursuant to Section 2.1(a) herein shall include a record of all such recurring federal payments or ACH transfers received the same day by Seller. Purchaser agrees to reimburse Seller for any reasonable telephone costs incurred by Seller in the provision of this service.

    (e) The parties shall cooperate in good faith and in a commercially reasonable manner, such that the transitional matters described above and provided for in this Agreement are undertaken and accomplished.

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2.2 Prorations. It is the intention of the parties that Seller shall operate for its own account the business being transferred pursuant to this Agreement until the close of business on the Closing Date, and that the Purchaser shall operate for its own account the business being transferred pursuant to this Agreement from and after the Closing Date. Thus, except as otherwise specifically provided in this Agreement, items of income and expense shall be prorated or adjusted between the parties as of the close of business on the Closing Date, whether or not such adjustment would normally be made as of such time. The obligations of the parties under this paragraph shall survive the Closing Date; provided, however, that no proration shall occur for any Bank Insurance Fund ("BIF") premium assessment end any other tax or related assessment paid or payable relating to the Deposit Liabilities, or any rebate or refund of such premium assessment.

                                   ARTICLE III
                                 INDEMNIFICATION

3.1 Indemnification.

    (a) The Seller shall indemnify, hold harmless and defend the Purchaser at all times after the Closing Date from and against any and all losses, claims, damages, costs, expenses, liabilities, demands and obligations (including, without limitation, reasonable legal fees and expenses) arising out of any actions, suits or proceedings commenced on or prior to the Closing Date (other than proceedings to prevent or limit the consummation of this Agreement) relating to operations at the Branch; and the Seller shall indemnify, hold harmless and defend the Purchaser from and against all losses, claims, damages, costs, expenses and liabilities (including, without limitation, reasonable legal fees) arising out of any actions, suits or proceedings commenced on or after the Closing Date but which relate to operations at the Branch on or prior to the Closing Date or resulting from real estate, sales and use, social security and unemployment taxes, all accounts payable and operating expenses including salaries, rents and utility charges, which the Purchaser may receive, suffer or incur in connection with operations and transactions occurring prior to the Closing Date, and which involve the Branch or the Customer Records transferred or Deposit Liabilities assumed pursuant to this Agreement. The Seller agrees further to defend, indemnify, and hold harmless the Purchaser against all losses, claims, damages, costs, expenses and liabilities (including without limitation reasonable legal fees) and obligations resulting from any material breach of this Agreement, representation, or warranty made by the Seller in this Agreement or in any certificate delivered to the Purchaser hereunder. The Purchaser will give the Seller written notice of a threatened or pending claim within fifteen (15) calendar days (except in the case where the Purchaser's first notice is its receipt of a Complaint, in which such time for giving notice shall be five (5) calender days) of its learning about such threatened or pending claim, together with a statement of facts known to it regarding such threatened or pending claim. The Seller will then have fifteen
         (15) calendar days
         from the date it receives such notice to investigate the threatened or pending claim to determine whether it will elect to assume the defense of the matter involving such threatened or pending claim. If it does so elect, the Seller will be given the Purchaser's full cooperation and assistance in maintaining such defense. The Seller shall not be liable for any amounts in settlement of a claim or action as described above if such settlement is effected without the Seller's written consent, which consent shall not be unreasonably withheld. It is understood that the obligations of the Seller under this paragraph shall survive the Closing Date.

    (b) The Purchaser shall indemnify, hold harmless and defend the Seller at all times after the Closing Date from and against any and all losses, claims, damages, costs, expenses, liabilities, demands and obligations (including, without limitation, reasonable legal fees and expenses) arising out of any actions, suits or proceedings commenced after the closing Date (other than proceedings to prevent or limit the consummation of this Agreement) relating to operations at the Branch; or resulting from real estate, sales and use, social security and unemployment taxes, all accounts payable and operating expenses including salaries, rents and utility charges, which the Seller may receive, suffer or incur in connection with operations and transactions occurring after the Closing Date, and which involve the Branch or the Customer Records transferred or Deposit Liabilities assumed pursuant to this Agreement. The Purchaser agrees further to defend, indemnify, and hold harmless the Seller against all losses, claims, damages, costs, expenses and liabilities (including, without limitation, reasonable legal fees) and obligations resulting from any breach of this Agreement, representation, or warranty made by the Purchaser in this Agreement or in any certificate delivered to the Seller hereunder. The Seller will give the Purchaser written notice of a threatened or pending claim within fifteen (15) calendar days (except in the case where the Seller's first notice is its receipt of a Complaint, in which such time for giving notice shall be five (5) calendar days) of its learning about such threatened or pending claim, together with a statement of facts known to it regarding such threatened or pending claim. The Purchaser will then have fifteen (15) calendar days from the date it receives such notice to investigate the threatened or pending claim to determine whether it will elect to assume the defense of the matter involving such threatened or pending claim. If it does so elect, the Purchaser will be given the Seller's full cooperation and assistance in maintaining such defense. The Purchaser shall not be liable for any amounts in settlement of a claim or action as described above if such settlement is effected without the Purchaser's written consent, which consent shall not be unreasonably withheld. It is understood that the obligations of the Purchaser under this paragraph shall survive the Closing Date.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER

The Seller hereby represents and warrants to the Purchaser as follows:

4.1 Corporate Organization and Power. The Seller is a Pennsylvania banking institution duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Seller has the corporate power and authority to own its properties, to effect this transaction and carry on its business as presently conducted. The Seller's deposits are insured by the Federal Deposit Insurance Corporation ("FDIC") to the current maximum permitted by applicable law. Seller has full corporate power to carry on the business of the Branch as presently conducted and to own or lease the properties used in connection with the business of the Branch.

4.2 No Violation. Neither the execution and delivery of this Agreement, nor the consummation of this sale, will violate or conflict: (i) the Charter, Certificate of Incorporation or Articles of Association (whichever is applicable) or Bylaws of the Seller; (ii) any provision of any agreement or any other restriction of any kind to which the Seller is a party or by which the Seller is bound under any material lease: or (iii) any statute, law, decree, regulation or order of any governmental authority known to the Seller, once the governmental consents referred to in this Agreement are obtained; or (iv) will result in a default under or cause the acceleration of the maturity of, any obligation or loan to which the Seller is a party.

4.3 Corporate Authority. The execution and delivery of this Agreement, and the consummation of this sale, have been duly authorized by the Board of Directors of the Seller. No further corporate authorization on the part of the Seller is necessary to consummate the transaction.

4.4 Disclosure. No representation or warranty of the Seller contained in this Agreement, nor any schedule, exhibit or other document furnished or to be furnished by the Seller, contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary in order to make the statements contained therein not misleading.

4.5 Limitation of Warranties. Except as may be expressly represented or warranted in this Agreement by the Seller, the Seller makes no representations or warranties whatsoever with regard to any assets being transferred to the Purchaser, or liability or obligation being assumed by the Purchaser.

4.6 Internal Revenue Service Report. After the Closing Date, to the extent required under existing laws and regulations, the Seller shall report to the Internal Revenue Service and the account holders all interest actually paid or posted accounts from January 1 of the current calendar year through the Closing Date.

4.7 Taxes. All federal, county and local taxes of Seller with respect to the Branch, including, but not limited to, income, withholding, social security, unemployment, franchise, excise, personal property, real property and gross receipt taxes, have been paid or accrued, including interest and penalties related thereto. The consummation of the transactions contemplated by this Agreement will not result in any claim or assessment of any additional taxes of any kind or character by any governmental authority against the Purchaser other than with respect to the operations of the Branch after Closing.

4.8 Brokers' Fees. Seller has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement and hereby agrees to indemnify Purchaser against any claim for brokerage fees, commissions, finder's fees or other payment of a similar nature arising as a result of Seller's actions.

4.9 TIN Certification. Seller has complied in all material respects with all applicable laws in obtaining, maintaining and servicing the Deposit Liabilities, including the use of due diligence relating to taxpayer identification number compliance with respect to depositors.

4.10 Deposit Liabilities. The Deposit Liabilities to be transferred pursuant to this Agreement are fully enforceable and in material compliance with all applicable laws and rules and regulations in all material respects including, by way of illustration and not limitation, their terms, interest rates and administration.

4.11 Deposit Insurance. The Deposit Liabilities to be transferred pursuant to this Agreement are insured by the BIF of the FDIC up to the maximum extent permitted by law. Seller has filed all reports and paid all premiums required under the Federal Deposit Insurance Act.

4.12 No Adverse Litigation. There is no action, arbitration, suit, proceeding or claim pending or, to the best of Seller's knowledge, threatened, against Seller with respect to, or adversely affecting, the Branch or Customer Records being purchased hereunder or the liabilities being assumed hereunder before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality.

4.13 Title to Customer Records. Seller owns the Customer Records, free and clear of any mortgage, pledge, lien, security interest, conditional sales agreement, lease, encumbrance or charge of any nature whatsoever, except (i) liens for current taxes or assessments which are not yet due and payable or are being contested by Seller in good faith, (ii) builders', mechanics', materialmen's, or other similar liens arising and continuing in the ordinary course of business for obligations which are not yet due and payable and (iii) statutory and other similar liens which are not yet due and payable and which do not materially affect the value of the Customer Records subject thereto or the usefulness of such Customer Records to the business of the Branch. At the Closing Date, Purchaser will obtain good and marketable title, free and clear of any lien, claim or encumbrance (except as described in the preceding sentence) to all of the Customer Records.

                                   ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         The Purchaser hereby represents and warrants to the Seller the following:

5.1 Corporate Organization. The Purchaser is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and the rules and regulations of the Office of the Comptroller of the Currency ("OCC"). The Purchaser has the corporate power and authority to own or lease its properties, to effect the transactions contemplated hereby and to carry on its business as presently being conducted. The Purchaser is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

5.2 No Violation. Neither the execution and delivery of this Agreement nor the consummation of this sale will violate or conflict with: (i) the Articles of Association or the Bylaws of the Purchaser; (ii) any provision of any agreement or any other restriction of any kind to which the Purchaser is a party or by which the Purchaser is bound; or (iii) any statute, law, decree, regulation or order of any governmental authority known to the Purchaser, once the governmental consents referred to in this Agreement are obtained; or (iv) will result in a default under, or cause the acceleration of the maturity of, any obligation or loan to which the Purchaser is a party.

5.3 Corporate Authority. The execution and delivery of this Agreement, and the consummation of this sale, have been duly authorized by the Board of Directors of the Purchaser. No further corporate authorization on the part of the Purchaser is necessary to consummate this transaction.

5.4 No Litigation. There is no action, suit, proceeding, inquiry or investigation, at law or in equity, or before any court, public board or body pending, or to the knowledge of the Purchaser threatened against the Purchaser, wherein an unfavorable decision, ruling or finding would materially and adversely affect the transactions contemplated by this Agreement or adversely affect the validly or enforceability of this Agreement or any document necessary to consummate the transactions contemplated herein or any approval, consent or permission required to be obtained by the Purchaser hereunder.

5.5 Disclosure. Neither this Agreement nor any schedule, exhibit, certificate or other document furnished or to be furnished by the Purchaser on the Closing Date contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary in order to make the statement contained therein not misleading.

5.6 Internal Revenue Service Reports. After the Closing Date, the Purchaser shall report to the Internal Revenue Service and the account holders all interest actually paid or posted to deposit accounts comprising the Deposit Liabilities from the Closing Date through December 31 of the calendar year in which the Closing occurs.

5.7 Brokers' Fees. Purchaser has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement and hereby agrees to indemnify Seller against any claim for brokerage fees, commissions, finder's fees or other payment of a similar nature arising as a result of Purchaser's actions.

                                   ARTICLE VI
                  CONDUCT OF BUSINESS PENDING THE CLOSING DATE

6.1 Conduct of Business. Pending the Closing Date, and except as otherwise consented to by the Purchaser:

    (a) The Seller will carry on the business of the Branch diligently and substantially in the same manner as on the date hereof, and the Seller will not, with regard to the Branch, engage in any one or more activities or transactions which shall be outside of the ordinary course of the business of the Branch as conducted as of the date hereof, except for activities or transactions contemplated by this Agreement; and

    (b) The Seller will use commercially reasonable efforts to preserve intact its business operations as conducted at the Branch. The Seller further agrees to use commercially reasonable efforts to preserve for the Purchaser the goodwill of the Customers and others having relations with the business normally conducted at the Branch, and to cooperate with and assist the Purchaser in assuring the orderly transition of such business from the Seller to the Purchaser. Nothing in this paragraph shall be construed as requiring the Seller to engage in any activities or efforts outside of the ordinary course of business as presently conducted.

    (c) Between the date hereof and the Closing Date, Seller shall maintain the Branch in customary repair, order and condition, and maintain its books, accounts and records concerning the Branch in the ordinary and usual manner on a basis consistent with past practice.

    (d) Between the date hereof and the Closing Date, Seller shall not, without the prior consent of the Purchaser: (i) cause or permit the transfer from or to the Branch of any Deposit Liabilities, except upon the unsolicited request of a depositor or otherwise in the ordinary course of business; (ii) offer to or pay rates on Deposit Liabilities higher or lower than those offered or paid at other Branches of Seller located in the zip code areas listed on Schedule l; or (iii) offer to modify or modify any of the contractual terms on the Deposit Liabilities at the Branch.

    (e) For a period of fourteen (14) days prior to the Closing Date, Seller shall decline to accept unsolicited requests for new Negotiable Order of Withdrawal ("NOW") and demand deposit accounts at the Branch. Seller shall, for such fourteen day period, refer unsolicited requests for new NOW and demand deposit accounts at the Branch to Purchaser's Country Square office located at 240 S. West End Boulevard, Quakertown, PA 18951-1181.


                                   ARTICLE VII
           OBLIGATIONS OF THE PARTIES PRIOR TO AND AFTER CLOSING DATE

7.1 Full Access. The Seller shall afford to the officers and authorized representatives of the Purchaser access to properties, books and records pertaining to the Branch in order that the Purchaser may have full opportunity to make such reasonable investigations at such reasonable times as it shall desire, of the affairs of the Seller relating to the Branch, and the officers of the Seller will furnish the Purchaser with such additional financial and operating data, including test tapes, and other information as to its business and properties at the Branch as the Purchaser shall from time to time reasonably request and as shall be available, including, without limitation, information required for inclusion in all governmental applications necessary to effect this sale. Nothing in this Section 7.1 shall be deemed to require the Seller to breach any obligation of confidentiality. Purchaser shall maintain the confidentiality of all information furnished to it by Seller pursuant to the
Section 7.1 and if the transactions contemplated by this Agreement are not consummated for any reason, Purchaser agrees, at the option of Seller, either to return all such information and any copies thereof, including any extracts therefrom or memoranda relating thereto prepared by Purchaser, or to destroy all such information.

7.2 Requirements of Regulatory Authorities. The Seller shall, as soon as is practicable, notify the proper regulatory authorities of its intent to terminate operation of the Branch and to consummate the transactions contemplated hereby and thereafter shall: (i) comply with the normal and usual requirements imposed by such authority applicable to effectuate this sale; and (ii) use commercially reasonable good faith efforts to obtain any required approval of such regulatory authority to cease operating the Branch.

7.3 Regulatory Application to Effect the Purchase of Customer Records and Assumption of Liabilities. The Purchaser shall prepare and file, with the assistance of the Seller, as soon as practicable following the date of execution of this Agreement, an application, as required by law, to the appropriate Federal regulatory authorities for approval to effect the transactions contemplated hereby, and the parties hereto shall, if required by applicable statute or regulation, publish appropriate notice of the sale. The Purchaser agrees that it shall pay all regulatory application fee(s) together with the cost of preparing the application (including any legal fees), referable to documents it is required to file. The Seller agrees that it shall pay all regulatory application fees together with the cost of preparing the application (including any legal fees), referable to documents it is required to file.

7.4 Further Assurances. Both parties hereby agree to execute and deliver such instruments and take such other actions as the other party may reasonably require in order to carry out the intent of this Agreement, and the Seller agrees to give such bills of sale, acknowledgments and other instruments or conveyance and transfer as, in the reasonable judgment of the Purchaser, shall be necessary and appropriate to vest in the Purchaser legal and equitable title to the Customer Records of the Seller being sold hereunder, free and clear of all liens and encumbrances.

7.5 Communications. During the period from the execution of this Agreement to the Closing, Purchaser and Seller shall not communicate with the employees, depositors, or customers of the Branch, except as required by the relevant regulatory agencies as part of their approval process, or as provided for herein:

    (a) As soon as practicable after execution of this Agreement, Purchaser and Seller shall jointly communicate at Purchaser's and Seller's equal expense with the employees, depositors and other customers of the Branch, advising them of the transfers to be completed hereunder. Such communication shall be in a form and substance mutually satisfactory to the parties hereto. Either of the parties hereto also may issue a press release announcing this transaction in a form and substance satisfactory to the other party.

    (b) Purchaser may not communicate with the employees, depositors and other customers of the Branch in any manner which interrupts or interferes with the normal operations of the Branch, but may make such other communications as Purchaser shall determine, provided that Purchaser gives Seller prior notice thereof, none of the communications reflect adversely on Seller and such communications shall be at Purchaser's sole cost and expense.

    (c) Seller, at its own cost and expense, may communicate with the employees, depositors and other customers of the Branch at such times and in such form as it deems appropriate; provided, that no such communication shall recommend any actions by any person that shall be in contravention with the terms of this Agreement or reflect adversely upon Purchaser.

    (d) As required by Seller in connection with the operation of the Branch in the ordinary course of business pending the Closing Date.

7.6 Covenant Not To Compete. In order that the Purchaser may have and enjoy the full benefit of the transactions contemplated by this Agreement, Seller agrees that it will not, for a period of two (2) years following the Closing Date, directly or indirectly, solicit customers whose Deposit Liabilities and/or banking relationships are acquired by the Purchaser pursuant to this Agreement. Provided, however, that the foregoing shall not limit solicitations (i) as may occur in connection with advertising or solicitations directed to the public generally; or (ii) as may occur in connection with direct mailings from mailing lists purchased from sources outside the Seller; or (iii) as may occur as a result of Seller's solicitation of deposits or loans outside of an area of seven (7) miles surrounding the Branch (hereinafter referred to as the "Restricted Area"); or (iv) as may occur as a result of any existing lending, deposit, trust, or other banking relationships domiciled at any of the Seller's branch offices or other facilities which are not transferred to the Purchaser hereunder.

7.7 Restriction on New Branches.

    (a) Seller shall not open or establish a new retail banking branch (excluding automated teller machines) within Restricted Area for a period of two (2) years from the Closing Date. Seller shall not expand or relocate a retail banking branch which is located within the Restricted Area as of the date of this Agreement to a location that is closer in distance to the Branch acquired by Purchaser hereunder for a period of two (2) years from the Closing Date. This restriction shall not preclude the Seller, or any affiliate, from acquiring or merging with another financial institution which may have branches within the Restricted Area.

   (b) Seller shall not open or establish any other physical facility, including but not limited to any loan production office or loan or mortgage origination office, which is located within the Restricted Area and which offers products or services that compete with the deposit, consumer loan or mortgage business of the Branch for a period of two (2) years from the Closing Date.

7.8 Restriction on Sale of Real Estate. Prior to the Closing Date, Seller shall not offer or advertise for sale Seller's rights, title and interest in the Quakertown Branch building located at Broad Street and Route 309, Quakertown, Pennsylvania.

7.9 Retirement Plan Accounts.

    (a) If required by the account agreement, Seller will send to each depositor holding a deposit under a retirement plan account or individual retirement account a notice pursuant to the applicable trustee or custodial agreement stating that the Seller is transferring or substituting the trustee of the plan and that, in the absence of objection by the participant, Purchaser will become successor trustee on the Closing Date; and

    (b) Seller will provide Purchaser on the Closing Date with the original trust documents for any retirement plan or individual retirement account assumed by the Purchaser.

                                  ARTICLE VIII
                      CONDITIONS TO PURCHASER'S OBLIGATIONS

         Each and every obligation of the Purchaser under the Agreement to be performed on or before the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of the following conditions:

8.1 Representations and Warranties True. The representations and warranties made by the Seller in this Agreement shall be true at and as of the Closing Date as though such representations and warranties were made at and as of such time, except for any changes permitted by the terms hereof or consented to by the Purchaser in writing.

8.2 Obligations Performed. The Seller shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

8.3 No Adverse Litigation. On the Closing Date, no action, suit or proceeding shall be pending or threatened against the Seller which might materially and adversely affect the business, properties and Customer Records of the Branch or which seeks to restrain, prevent, rescind or change the terms of this Agreement or the transactions contemplated hereby which, in the reasonable opinion of Seller, makes it inadvisable to proceed with the transactions contemplated hereby.

8.4 Certificate of Compliance. The Seller shall have delivered to the Purchaser a certification of its President, dated the Closing Date, certifying to the fulfillment of all the conditions of this Article VIII.

8.5 Regulatory Approval. The Purchaser and Seller shall each have received from the appropriate regulatory authorities unconditional approval: to effect the transactions contemplated hereby.

8.6 Opinion of Counsel. The Purchaser shall have received the opinion of Duane, Morris & Heckscher LLP, counsel for the Seller, dated the Closing Date and addressed to the Purchaser, to the effect that (i) the Seller has been duly organized and is validly existing; (ii) the Seller has duly authorized the execution and delivery of this Agreement and the other instruments contemplated hereby and the performance by the Seller of each of its obligations hereunder;
(iii) this Agreement and the instruments delivered by the Seller pursuant hereto are, assuming due execution hereof and thereof by Purchaser, valid, binding and enforceable against the Seller in accordance with their respective terms except that such enforcement may be subject to bankruptcy, rehabilitation, liquidation, conservation, dissolution, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights or contractual obligations generally and the remedy of specific performance and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;
(iv) any consents, approvals, permissions or authorizations required to be obtained under any law, rule or regulation from any governmental body, agency or authority for the consummation by the Seller of its obligations hereunder and the transactions contemplated by the Seller herein have been obtained; and (v) such counsel does not have knowledge of any action, suit, proceeding, inquiry, or investigation, at law or in equity, or before any court, public board or body, pending or threatened, against the Seller wherein an unfavorable decision, ruling or finding would materially and adversely affect the consummation, validity or enforceability of the transactions contemplated hereby.

8.7 No Material and Adverse Change of Condition. On the Closing Date, there shall have been no material and adverse change in the condition (financial or otherwise), assets, liabilities, business operations or future prospects of the Branch, including, but not limited to, a material adverse change in the Branch's Deposit Liabilities, their composition, terms or rates in the aggregate. Provided, however, it is specifically understood and agreed upon by the parties hereto that Seller is not guaranteeing to Purchaser any minimum amount of Deposit Liabilities at the Branch as of the Closing Date and that any reduction in the amount of Deposit Liabilities at the Closing Date from the amount thereof at the date hereof shall not constitute a material and adverse change of condition.

8.8 Trustee Substitution and Acceptance. A Trustee Substitution and Acceptance shall have been executed by Seller and Purchaser in form and substance mutually acceptable to Seller and Purchaser. All necessary substitution acceptances or assignment forms necessary by Seller shall have been obtained from any Depositor of a retirement plan account or individual retirement account of the Seller included in the Deposit Liabilities to the extent such Depositor has not objected to the substitution of the Purchaser for Seller as trustee or custodian.

                                   ARTICLE IX
                     CONDITIONS TO THE SELLER'S OBLIGATIONS

         Each and every obligation of the Seller under this Agreement to be performed on or before the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of the following conditions:

9.1 Representations and Warranties True. The representations and warranties made by the Purchaser in this Agreement shall be true at and as of the Closing Date as though such representations end warranties were made at and as of such time, except for any changes permitted by the terms hereof or consented to by the Seller in writing.

9.2 Obligations Performed. The Purchaser shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

9.3 No Adverse Litigation. On the Closing Date, no action, suit or proceeding shall be pending or threatened against the Purchaser which challenges the validity or consummation of the transactions contemplated under this Agreement or which seeks to restrain, prevent, rescind or change the terms of this Agreement or the transactions contemplated hereby which, in the reasonable opinion of Seller, makes it inadvisable to proceed with the transactions contemplated hereby.

9.4 Certificate of Compliance. The Purchaser shall have delivered to the Seller a certification of its President dated the Closing Date, certifying to the fulfillment of the conditions of this Article IX.

9.5 Regulatory Approval. The Seller and the Purchaser shall each have received from the appropriate regulatory authorities any approval necessary to effect the transaction contemplated hereby.

9.6 Opinion of Counsel. The Seller shall have received an opinion of counsel for the Purchaser, dated the Closing Date, and addressed to the Seller to the effect that (i) the Purchaser is validly existing; (ii) the Purchaser has duly authorized the execution and delivery of this Agreement and the other instruments contemplated hereby and the performance by the Purchaser of each of its respective obligations hereunder; (iii) this Agreement and the instruments delivered by the Purchaser pursuant hereto are, assuming due execution hereof and thereof by the Seller, valid, binding and enforceable against the Purchaser in accordance with their respective terms (subject only to applicable bankruptcy laws and principles of equity); (iv) other than the approval of agencies regulating the Purchaser to buy the Customer Records and assume the Deposit Liabilities pursuant to this Agreement [and to establish the Branch contemplated hereby,] no other consents, approvals, permissions or authorizations are required to be obtained under any law, rule or regulation from any governmental body, agency or authority for the consummation by the Purchaser herein, and the aforesaid approvals have been obtained and are in full force and effect; and (v) such counsel has no knowledge of any action, suit, proceeding, inquiry, or investigational law or in equity, or before any court, public board or body, pending or threatened against the Purchaser wherein an unfavorable decision, ruling or finding would materially and adversely affect any such approval, consent or permission or the consummation, validity or enforceability or the transactions contemplated hereby.

                                    ARTICLE X
                               CLOSING PROCEDURES

10.1 Closing Date and Place. Except as otherwise provided herein, and subject to the satisfaction or waiver of the conditions precedent specified in Articles VIII and IX hereof, the closing of the transactions contemplated hereby (hereinafter referred to as the "Closing") shall be held at the offices of Purchaser at 320 West Broad Street, Quakertown, Pennsylvania on a Friday mutually acceptable to Seller and Purchaser promptly following the date on which the transaction contemplated by this Agreement can close without violating any applicable law, rule, regulation, or condition of approval or such other date as may be mutually agreed to by the parties (the "Closing Date").

10.2 Procedure at the Closing; Adjustments.

    (a) At the Closing, Seller shall make the required payment to the Purchaser pursuant to Section 1.2 (the "Settlement Payment").

    (b) The Settlement Payment, specified in Section 1.2 hereof, due to Seller, shall be calculated and adjusted as provided in this Section 10.2, and payment shall be made in immediately available United States Federal Funds to the account of the respective party at a commercial bank (located in the Commonwealth of Pennsylvania), designated by such party, pursuant to wire transfer through a Federal Reserve Bank from a national banking association located in the Commonwealth of Pennsylvania. At least two business days prior to the Closing, each party hereto shall provide written notice to the other party hereto indicating the account and bank to which such funds shall be wire transferred. Unless otherwise mutually agreed by such parties, prorations and expenses required to be paid by Seller or Purchaser pursuant to this Agreement shall be settled between the parties and paid at the Closing pursuant to corporate check(s) issued by the applicable party and drawn on a bank located in the Commonwealth of Pennsylvania. Prorations and expenses that cannot be reasonably calculated at the Closing shall be settled and paid in the same manner as soon as practicable after the Closing. In order to facilitate the Closing, the parties agree:

         (i) that the Settlement Payment to be paid by Purchaser on the Closing Date shall be computed as described in Section 1.2; and

         (ii) Purchaser assumes and agrees to perform all duties associated with the Deposit Liabilities as of the close of business on the Closing Date.

    (c) The documents proposed to be used and delivered at the Closing shall be made available for examination by the respective parties not later than 12:00 noon, Pennsylvania time, on the fifth (5th) business day prior to the Closing Date.

    (d) Within five (5) business days after the Closing Date, Seller shall deliver to Purchaser a revised schedule setting forth the Customer Records and Deposit Liabilities as of the close of business on the Closing Date, and within fifteen (15) calendar days after the Closing, Seller shall deliver to Purchaser a final statement (the "Final Statement"). The Settlement Payment shall be recalculated based on such Final Statement (hereinafter referred to as the "Final Settlement Payment"). Other than for a breach of a representation or warranty under this Agreement, the Final Statement shall become final and binding on Purchaser and Seller ten (10) calendar days after its delivery to Purchaser, unless Purchaser gives written notice to Seller of its disagreement with respect to any item included in such Statement. Seller and Purchaser shall use their best efforts to resolve any such disagreement during the ten (10) calendar day period following receipt by Seller of the notice. If the disagreement is not resolved during such ten-day period, the dispute shall be referred to an independent accounting firm mutually acceptable to Purchaser and Seller to act as a dispute resolver, such Final Statement shall be modified by any such resolution and thereupon such Final Statement shall become final and binding. Purchaser and Seller shall share equally in the cost of any dispute resolver.

    (e) A supplemental closing (the "Supplemental Closing") will be held within four (4) business days after the Final Statement becomes final and binding pursuant to Section 10.2(d). At the Supplemental Closing, Seller shall pay to the Purchaser an amount equal to the excess, if any, of the Final Settlement Payment over the Settlement Payment, or the Purchaser shall pay to Seller an amount equal to the excess, if any, of the Settlement Payment over the Final Settlement Payment, in either case in cash or certified check. In addition to the payment provided for herein, at the Supplemental Closing the party making the payment shall pay to the party receiving the payment interest on the amount of such payment at the Federal Funds, Rate. As used herein, the term "Federal Funds Rate" shall mean the Federal Funds Rate published by the Federal Reserve Bank of New York from the Closing Date to the date of the Supplemental closing.

10.3 Change of Name: Notification of Customers. Purchaser shall: (a) on the Closing Date, change the name on all documents and facilities relating to the Branch to Purchaser's name; (b) promptly take any other actions required by law of regulation or court or regulatory authority to notify customers or depositors of the Branch or residents of the community in which such office is located of the transfers and assumptions occurring pursuant to this Agreement; (c) use its best efforts to cause all materials previously issued with respect to the Deposit Liabilities transferred to Purchaser at Closing to be legended or replaced within thirty (30) calendar days of the Closing Date to reflect the name of Purchaser; and (d) in conjunction with the Seller's obligations as described in Section 2.1(d) hereof, cause all agreements relating to any federal recurring payments or ACH transfers covered by Section 2.1(d) hereof to be amended to designate Purchaser within thirty (30) calendar days of the Closing Date. Nothing in this Section shall require Purchaser to undertake to reissue deposits assumed by or assigned to Purchaser on the Closing Date, except in the ordinary course of business, it being understood, however, that reasonable efforts will be used to change names in accordance with the provisions of the first sentence of this Section.

                                   ARTICLE XI
                                  TERMINATION

11.1 Methods of Termination. This Agreement may be terminated at any time, but not later than the Closing Date:

    (a)  By mutual agreement of the Purchaser and the Seller; or

    (b) By the Purchaser if any of the conditions provided for in Article VIII of this Agreement shall not have been met or waived in writing by the Purchaser; or

    (c) By the Seller if any of the conditions provided for in Article IX of this Agreement shall not have been met or waived in writing by the Seller; or

    (d) By the Seller if Closing does not occur by October 31, 997; provided, however, with respect to required approvals of the applicable governmental authorities, the Seller shall grant an extension to the Closing Date, of up to 30 days, if Seller or Purchaser has not received a required approval, but is diligently and in good faith attempting to obtain such approval and has otherwise satisfied all of its obligations under this Agreement with respect to seeking regulatory approval and has provided any information requested by the appropriate Federal and/or State regulatory authorities within the time period specified by such authorities within the time period specified by such authorities.

11.2 Procedure Upon Termination. In the event of termination pursuant to Section ll.l hereof, written notice thereof shall be given by the terminating party to the other party, and this Agreement shall terminate immediately upon receipt of such notice, unless an extension is consented to by the party or parties having the right to terminate. If this Agreement is terminated as provided herein:

    (a) Each party will redeliver all documents, work papers and other materials of the party relating to this transaction, whether so obtained before or after the execution hereof, to the party furnishing the same; and

    (b) All information received by either party with respect to the business of the other party (other than information which is a matter of public knowledge or which has been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for business advantage by such party or disclosed by such party to third persons to the detriment of the party furnishing such information or if otherwise prohibited by state or federal law.

    (c) Nothing contained in this Article shall be deemed to excuse either party for a breach of any of its obligations or agreements undertaken or made in this Agreement.

11.3 Payment of Expenses. Except as otherwise expressly provided herein and in any exhibits hereto, each party hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including without limitation any expenses, fees, and costs necessary for any approvals of the appropriate Federal and/or State regulatory authorities, or for any notice to depositors of the assumption of Deposit Liabilities provided for in this Agreement which shall be paid by the parties seeking such approval or giving such notice. Any notices which are provided jointly shall be a joint expense equally borne by both parties.

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

12.1 Amendment and Modification. The parties hereto, by mutual consent of their respective duly authorized officers, may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

12.2 Assignment. This Agreement and all of the provisions hereof shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, prior to the Closing Date, by either of the parties hereto without the prior written consent of the other.

12.3 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.4 Headings. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof.


12.6 Payment of Expenses. Except as otherwise specifically provided in this Agreement, each party herein shall pay for its own expenses and costs in connection with the carrying out of this Agreement.

12.7 Governing Law. The Agreement shall be governed by and construed in accordance with the law of the Commonwealth of Pennsylvania.

12.8 Press Releases; Public Announcements. Prior to the Closing Date, neither Purchaser nor Seller shall directly or indirectly, make, or cause to be made, any press release for general circulation, public announcement or disclosure (except in the event and to the extent this Agreement must be disclosed to comply with federal securities disclosure laws) or issue any notice or general communication to employees with respect to any of the transactions contemplated hereby without the prior consent of the other party, which consent shall not be unreasonably withheld. Consent shall be deemed granted by the party from which it is sought unless such party objects within five (5) business days after receipt of the press release or other announcement from the party requesting consent.

12.9 Waiver or Extension. Except with respect to required approvals of the applicable governmental authorities, either party, by written instrument signed by its President, may extend the time for the performance of any of the obligations or other acts of the other party and may waive (a) any inaccuracies in the representations or warranties in any document delivered pursuant hereto or (b) compliance with any of the undertakings, obligations, covenants or the acts contained herein. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be deemed to be a waiver of any such provision nor in any way to affect the validity of this Agreement or any part hereof or the right of such party to enforce each such provision.

12.10 Addresses for Notices. etc. All notices, requests, demands and other conununications provided for hereunder and under the related documents shall be in writing (including telegraphic communications) and mailed (by registered or certified mail) or telegraphed or delivered in person to the applicable party at the addresses indicated below:


  If to the Seller:        First Lehigh Bank
                           1620 Pond Road
                           Allentown, PA 18104
                           Attention: Wilbur R. Roat, President

  With a copy to:          Duane, Morris & Heckscher LLP
                           4200 One Liberty Place
                           Philadelphia, PA 19103
                           Attention: Frederick W. Dreher, Esq.

  If to the Purchaser:     Robert C. Werner
                           Executive Vice President
                           The Quakertown National Bank
                           320 West Broad Street
                           P.O. Box 9005
                           Quakertown, Pennsylvania

  With a copy to:          Ruth A. Courtney, Esq.
                           Shumaker Williams, P.C.
                           P.O. Box 88
                           Harrisburg, PA 17108

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers and their corporate seals to be affixed as of the date first written above.

ATTEST:                                            FIRST LEHIGH BANK

/s/ George M. Baltozu                          By: /s/ Wilbur R. Roat
---------------------------------                  ----------------------------
Executive Vice President                           Wilbur R. Roat, President

(Corporate Seal)



ATTEST;                                            THE QUAKERTOWN NATIONAL BANK

/s/ Robert C. Werner                           By: /s/ Thomas J. Bisko
---------------------------------                  ---------------------------
Executive Vice President,                           Thomas J. Bisko, President
Chief Operating Officer

(Corporate Seal)